Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April
30, 1999, on the consolidated financial statements of United International Holdings, Inc. (d\b\a UnitedGlobalCom), which report appears in the Transition Report on Form 10-K of United International Holdings, Inc. (d\b\a UnitedGlobalCom) for the transition period from March 1, 1998 to December 31, 1998.


                                        /S/  Arthur Andersen LLP
                                        ------------------------
                                        Arthur Andersen LLP

Denver, Colorado
September 27, 1999